UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 25, 2006
Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania
(State or Other Jurisdiction of Incorporation)
1-5318 25-0900168
(Commission File Number) (IRS Employer Identification No.)
World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (724) 539-5000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01 Entry into a Material Definitive Agreement.
Incentive Awards
     On July 25, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Kennametal Inc. (the “Company”) approved certain incentive compensation awards for certain individuals, including those executive officers of the Company that we expect to be included in our proxy statement related to the 2006 Annual Meeting of Shareowners (such officers, excluding Markos I. Tambakeras and Michael P. Wessner, are referred to herein as the “Named Executive Officers”). Additional information with respect to the Named Executive Officers will be set forth in the proxy statement for the 2006 Annual Meeting, to the extent such person is required to be included in the proxy statement.
Fiscal Year 2007 Incentive Bonus
     Pursuant to the Kennametal Inc. Management Performance Bonus Plan (the “Prime Bonus Plan”), the Compensation Committee approved the fiscal year 2007 bonus ranges for the Named Executive Officers based on target bonus amounts pre-established by the Compensation Committee. The target bonus amount (as a percentage of fiscal year 2007 base salary) for each of the Named Executive Officers is as follows: Carlos M. Cardoso (90%); Stanley B. Duzy (55%); David W. Greenfield (50%); Ronald C. Keating (60%); and Catherine R. Smith (60%). The Compensation Committee also approved the use of the following performance metrics under the Prime Bonus Plan for fiscal year 2007, which metrics are based on the performance goals of the Company (or specific business unit) established by the Board for fiscal year 2007: Sales Growth; Earnings Per Share (or Earnings Before Interest and Taxes in the case of business unit performance); and Return on Invested Capital (or Return on Controllable Assets in the case of business unit performance). The calculated bonuses earned by the Company’s Named Executive Officers will be determined by comparing the Company’s actual performance during fiscal year 2007 against the performance goals for the above-mentioned metrics. The fiscal year 2007 calculated incentive bonus threshold and maximum amounts will range from 50% of the target bonus amount to 200% of the target bonus amount for the Company’s Named Executive Officers based on performance achievement of between 80% and 120% of the performance goal. No bonus is awarded if actual performance during fiscal year 2007 with respect to the above financial metrics is less than 80% of target. The calculated bonus amount may be further adjusted based upon the Company’s (and/or applicable business unit’s) performance with respect to Free Operating Cash Flow, provided, however, that the calculated bonus amount for each of the Named Executive Officers will not exceed 200% of the target bonus amount.
     Pursuant to the Prime Bonus Plan, the Compensation Committee also approved for Mr. Cardoso a fiscal year 2007 bonus arrangement with a target and maximum bonus opportunity of 30% of his fiscal year 2007 base salary. In connection with this bonus arrangement, the Compensation Committee has established a number of performance metrics based on goals for strategic initiatives of the Company for fiscal year 2007. The bonus amount will be determined by comparing the Company’s actual performance during fiscal year 2007 against the strategic initiative goals.
Fiscal Year 2007 Long-Term Incentive Bonus Awards and Performance Criteria
     The Compensation Committee also established the fiscal year 2007 long-term incentive bonus awards and performance criteria under the Prime Bonus Plan for each of the Named Executive Officers. Payment of these awards is subject to, and contingent upon, achievement of the following three-year performance criteria (ending with the Company’s 2009 fiscal year) set by the Compensation Committee based on performance goals of the Company established by the Board: Earnings Per Share and Return on Invested Capital. The fiscal year 2007 incentive bonus threshold and maximum amounts will range from 50% of the specified target award to 200% of the specified target award for the Named Executive Officers based on performance goal achievement of between 80% and 120% of the performance goal. The specified target award (as a percentage of fiscal year 2007 base salary) for each Named Executive Officer is as follows: Carlos M. Cardoso (95%); Stanley B. Duzy (68%); David W. Greenfield (54%); Ronald C. Keating (139%); and Catherine R. Smith (71%). No long-term bonus will be paid under these long-term incentive awards if actual performance during the three-year period with respect to the above financial metrics is less than 80% of the performance goal.
One-Time Bonuses in Connection with Acquisitions and Divestitures
     At its July 25, 2006 meeting, the Compensation Committee approved a special, one-time bonus pool in an amount not to exceed $350,000 to recognize the significant contributions of nine (9) corporate officers, including Ms. Smith and Mr. Greenfield, to the acquisitions, mergers, and divestitures that transpired in fiscal year 2006, including the divestiture of the Company’s J&L Industrial Supply business.
Amended and Restated Officer’s Employment Agreement
     Also on July 25, 2006, upon the recommendation of the Compensation Committee, the Board approved the form of Amended and Restated Officer’s Employment Agreement (the “Employment Agreement”), which will supersede the existing employment agreements between the Company and each of its executive officers, other than Markos I. Tambakeras and Carlos M. Cardoso. The employment agreements for each of Mr. Tambakeras and Mr. Cardoso, which were disclosed by the Company on a Form 8-K filed on December 9, 2005, remain in effect.
     The Employment Agreement generally provides that the officers will devote their entire time and attention to the business of the Company, will refrain during employment and for three years thereafter from competing with the Company (unless employment is terminated by the Company without “cause” or following a “change-in-control” (each as defined in the agreements)) and will not disclose confidential or trade secret information belonging to the Company. The Employment Agreement also requires the officers to assign to the Company all inventions conceived or made during their employment by the Company.
     The executive officer’s base salary, size of bonus award, if any, and any other emoluments for services will be determined by the Board or the Compensation Committee, as appropriate, from time to time.
     An executive officer’s employment may be terminated, with or without any reason, by either party at any time; provided, that any employment termination on the Company’s part will occur only if specifically authorized by the Board. In the event of termination of an executive officer’s employment by the Company prior to a change-in-control and other than for cause, such executive officer would be entitled, as severance, to continuation of base salary for twelve months. In the event of termination of employment by the executive officer prior to a change-in-control, or without “good reason” (as defined the agreements) following a change-in-control, or due to death, no severance payments will be made. In general, in the event of termination of employment at or after a change-in-control but prior to the third anniversary of such change-in-control, by the officer for good reason or by the Company other than for cause or “disability” (as defined in the agreements), such officer would receive as severance pay up to 2.8 times the sum of (i) such officer’s annual base salary at the “date of termination” (as defined in the agreements) or, at the officer’s election, such officer’s salary as of the beginning of the month preceding the month in which the change-in-control occurs, and (ii) the average of any bonuses which such executive officer was entitled to or paid during the three most recent fiscal years ending prior to the date of termination or, if the executive officer was employed for less than one year, the target bonus for the year in which the termination occurred. In addition, for a three-year period following the date of termination, the executive officer would receive the same medical and group insurance benefits that such officer received at the date of termination. The executive officer would also receive up to three years of additional credit for purposes of computing benefits under the Company’s pension, retirement and supplemental retirement plans.
     The Employment Agreement also provides for a payment adjustment if, due to excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the executive’s net after-tax benefits are less than intended under the cash severance component.
     2006 Executive Retirement Plan and Revisions to Existing Supplemental Executive Retirement Plan
     On July 25, 2006, the Board, upon recommendation of the Compensation Committee, adopted the 2006 Executive Retirement Plan (the “ERP”) to replace the existing Supplemental Executive Retirement Plan as the vehicle to provide additional retirement benefits to eligible officers of the Company. The ERP will apply to eligible officers hired after July 31, 2006, and to certain participants in the existing Supplemental Executive Retirement Plan.

     The ERP provides for accrual, over the period of the officer’s participation in the plan, of a benefit amount that will be paid as a cash lump sum after termination of employment. The benefit equals a percentage of the officer’s final average earnings, with a maximum cash lump sum equal to 500% of final average earnings. The periodic rate of benefit accrual increases with the officer’s attained age. The lowest annual accrual rate is equivalent to 12.50% of final average earnings while the officer is under age 46. The annual accrual rate rises gradually to a maximum annual accrual rate equivalent to 37.50% of final average earnings once the officer has attained age 59. Aside from the occurrence of a Change in Control, as defined in the ERP, an officer must have either accrued a benefit equal to at least 150% of final average earnings, or attained the age of 62, in order to earn any vested rights under the plan. The full vested accrued amount (subject to the 500% maximum benefit) is payable following termination of employment at or after attaining age 62. Should the officer’s employment terminate prior to age 62 (other than by reason of death or disability), the officer will forfeit a percentage of vested accrued benefits equal to 24 months of accruals. This forfeiture provision provides substantial incentive to the officer to remain with the Company.
     Simultaneously with the adoption of the ERP, the current Supplemental Executive Retirement Plan (the “Plan”) was amended to close the class of participants. Those participants who will have attained age 56 (the age at which a participant first achieves a partially vested benefit under the Plan) by December 31, 2006 are “grandfathered” under the Plan. Such grandfathered participants will continue to earn supplemental retirement benefits under the Plan and will not participate in the ERP.
     Other current participants in the Plan are provided with an option either (a) to participate in the ERP with respect to all of their future service as well as their prior service as an eligible officer under the Plan, and to receive no benefits under the Plan; or (b) to retain their accrued benefit under the Plan, frozen as of July 31, 2006 (with no future accruals), and subject to all other provisions (including vesting requirements) under that Plan, in which case such participants will not be eligible to participate in the ERP.
     Both the ERP and the Plan now provide that, except in case of payment because of the participant’s death while a participant, payment of benefits is delayed six months to comply with new legal requirements imposed by the Code.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENNAMETAL INC. Registrant

Date: July 28, 2006	By:	/s/ David W. Greenfield David W. Greenfield Vice President, Secretary and General Counsel